UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 10, 2015

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2015, Ms. Dana Settle was appointed to the Board of Directors of IMAX Corporation (the “Company”). No Committee assignment has yet been made.

Ms. Settle is a Founding Partner with Greycroft, a venture capital fund based in New York City and Los Angeles focused on investments in the Internet and mobile markets. She fills a vacancy on the Company’s board.

Ms. Settle qualifies as an independent director within the meaning of Section 303A of the NYSE Listed Company Manual and is eligible to receive the independent director’s compensation package that was approved by the Company’s Board of Directors on June 11, 2013. Pursuant to this package, Ms. Settle will receive $50,000 per year, and as soon as possible after the lifting of the Company’s earnings blackout period, Ms. Settle will be granted Restricted Share Units valued at approximately $105,769.23, which will vest on the date of grant. She will also receive reimbursement for any expenses incurred from her participation in Board meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date: July 16, 2015	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
Chief Legal Officer & Chief Business Development Officer

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
Chief Administrative Officer & Corporate Secretary

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